Exhibit 99.1

Barnes Group Inc. Corporate Office Bristol, CT 06010 Tel: (860) 583-7070

Brian D. Koppy Investor Relations (860) 973-2126

Stephen J. McKelvey Corporate Communications (860) 973-2132

BARNES GROUP INC. ANNOUNCES RECORD
FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

•	2006 annual net sales rise 14 percent to a record $1.3 billion.
•	2006 operating income increases 57 percent to $117 million, on an adjusted basis
•	Net income up 54 percent from adjusted full year 2005; comparable diluted EPS up 42 percent
•	Fourth quarter operating income increases 86 percent to $29.6 million

Bristol, Connecticut, February 15, 2007---Barnes Group Inc. (NYSE: B) today announced record financial results for the quarter and year ended December 31, 2006. For the full year 2006, Barnes Group’s net sales were $1.3 billion, up 14 percent from $1.1 billion in 2005. Operating income increased 57 percent to $117.0 million, for the full year 2006, from an adjusted $74.6 million in 2005. Net income for the full year 2006 was $73.8 million or $1.39 per diluted share, up 54 percent from an adjusted $47.9 million or $0.98 per diluted share in 2005.

References in this release to the full year 2005 adjusted net income, adjusted net income per diluted share, and adjusted operating income are non-GAAP financial measures which are detailed on the non-GAAP financial reconciliations at the end of the press release.

Net sales for the fourth quarter 2006 were $328.8 million, up 19 percent from $276.4 million in the fourth quarter 2005. Operating income increased 86 percent to $29.6 million in the fourth quarter 2006 from $16.0 million in the same period last year. Net income in the fourth quarter increased 83 percent to $18.5 million, or $0.34 per diluted share, as compared to net income of $10.1 million or $0.20 per diluted share, in the previous fourth quarter, excluding the cumulative effect of a change in accounting principle.

“Barnes Group continued its sound performance in the fourth quarter. All three of our business units generated double-digit sales growth. Operating income grew as a result of our operational improvements and continued benefits from strategic acquisitions and alliances,” said Gregory F. Milzcik, President and Chief Executive Officer, Barnes Group Inc. “Our full year 2006 results provide us with the momentum to build upon our initiatives to achieve continued growth for Barnes Group and increased value for our stockholders.”

“As we enter 2007, Barnes Group is well positioned for continued growth. The Company’s targeted earnings for the full year 2007 are in the range of $1.53 to $1.60 per dilute share, which is in line with our

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objective of achieving over time an average of 10 percent to 15 percent annual earnings per share growth,” said William C. Denninger, Senior Vice President, Finance and Chief Financial Officer, Barnes Group Inc.

Fourth quarter 2006 sales at Barnes Distribution were $141.6 million, up 26 percent from $112.8 million in the same period last year. Driving the fourth quarter 2006 sales growth were broad-based increases in Barnes Distribution North America, including double-digit increases in Corporate and Tier II accounts, and gains in Europe and the Raymond division. Barnes Distribution Europe’s fourth quarter sales were positively impacted by $20.8 million from the second quarter acquisition of KENT. Foreign exchange positively affected sales by $1.9 million in the fourth quarter.

Operating profit in the fourth quarter for Barnes Distribution was $4.5 million, up 9 percent from $4.2 million in the fourth quarter of 2005. Operating profits benefited from higher sales volume and a reduction of distribution costs as a percentage of sales and a $1.5 million gain on the sale of a distribution facility in Canada. Results were adversely affected by KENT integration activities, which resulted in a $1.7 million severance charge for the planned closure of a distribution center in France.

Full year 2006 sales at Barnes Distribution were $526.9 million, up 16% from $453.8 million in 2005. Operating profit in 2006 was up 52 percent to $31.5 million, compared to an adjusted 2005 operating profit of $20.8 million. The increase in operating profit was primarily due to higher sales volume and contributions from acquisitions.

“Barnes Distribution surpassed $500 million in sales for the first time,” said Idelle K. Wolf, President, Barnes Distribution. “We achieved this significant milestone by a sustained focus on customer service and strategic initiatives.”

Fourth quarter 2006 sales at Associated Spring were $110.9 million, up 10 percent, from $101.1 million in the fourth quarter of 2005. Included in this sales increase were $7.2 million from the recently acquired Heinz Hänggi GmbH and a $2.6 million favorable impact from foreign exchange. End market sales continued to benefit from strong momentum in telecommunications and heavy duty truck. Associated Spring’s sales within the transportation and industrial markets were essentially flat, excluding the Heinz Hänggi acquisition.

Operating profit was up 190 percent to $13.0 million in the fourth quarter 2006, from $4.5 million in the comparable 2005 quarter. Operating profit in the fourth quarter was positively impacted by contributions from Heinz Hänggi, gross margin improvements and cost containment initiatives.

For all of 2006, sales at Associated Spring were $445.9 million, up 6 percent from $422.4 million in 2005. Operating profit increased 50 percent to $42.9 million, compared to a 2005 operating profit of $28.6 million. Driving this increase were improvements in traditional operations and profit contributions from the recent acquisition of Heinz Hänggi.

“Associated Spring’s fourth quarter results reflect the benefits of our continuing operational improvements throughout the organization,” said Jerry W. Burris, President, Associated Spring. “We are committed to profitable sales growth and improving operational efficiencies in 2007.”

Fourth quarter 2006 sales at Barnes Aerospace were $78.8 million, up 23 percent from $64.2 million in the comparable 2005 quarter as original equipment manufacturer (OEM) and aftermarket sales increased 10 percent and 58 percent, respectively.

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Barnes Aerospace generated orders of $113.7 million in the fourth quarter, up 46 percent from $77.7 million in the same period last year. Commercial OEM orders were $58.4 million and military orders were $26.6 million in the fourth quarter of 2006. Order backlog was $403.0 million, up 10 percent from September 30, 2006.

Operating profit increased 66 percent in the fourth quarter 2006 to $12.2 million, up from $7.3 million in the same period last year. The increase in operating profit was positively impacted by higher sales volume and an increased percentage of higher margin aftermarket activity.

For all of 2006, sales at Barnes Aerospace were $296.9 million, up 26 percent from $235.4 million for the full year 2005. Operating profit for 2006 increased 67 percent to $42.7 million, compared to $25.5 million in 2005.

“Barnes Aerospace achieved another year of solid results in 2006 with historical highs in sales, orders, backlog and operating profit,” said Patrick J. Dempsey, President, Barnes Aerospace. “Barnes Aerospace’s accelerated growth is driven by our continued pursuit of a portfolio strategy that maintains our focus on key aerospace platforms and operational efficiencies that drive sustainable profitable growth.”

“This year, Barnes Group is celebrating the150th anniversary of its founding. Barnes Group has a history of innovation and technological advances in manufacturing and distribution. A business that began as a small manufacturer in Bristol, Connecticut, USA, has become a diversified world leader in engineering and manufacturing of precision industrial components, and a distributor of a broad range of maintenance, repair, operating and production supplies. Though the markets and the environments have changed through the years, Barnes Group’s talented employees and culture of innovation have enabled the Company to serve its customers for a century and a half,” commented Milzcik.

Celebrating its 150th anniversary in 2007, Barnes Group Inc. (NYSE:B) is an international diversified aerospace and industrial components manufacturing and distribution company focused on achieving consistent, sustainable and predictable results. Founded in 1857, Barnes Group consists of three businesses: Barnes Distribution, Associated Spring and Barnes Aerospace. Over 6,600 dedicated employees at more than 65 locations worldwide contribute to Barnes Group Inc.’s success. The Company has paid cash dividends to stockholders on a continuous basis since 1934. For more information, visit www.barnesgroupinc.com.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; our dependence upon revenues and earnings from a small number of significant customers; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

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BARNES GROUP INC. CONSOLIDATED STATEMENTS OF INCOME (Dollars in thousands, except per share data) Unaudited

	Three months ended December 31,			Twelve months ended December 31,
	2006	2005	% Change	2006	2005	% Change
		(note 1)			(note 1)

Net sales	$328,830	$276,406	19	$1,259,656	$1,102,174	14

Cost of sales (note 2)	204,976	178,916	15	797,472	705,488	13
Selling and administrative expenses	94,209	81,533	16	345,148	320,301	8
	299,185	260,449	15	1,142,620	1,025,789	11

Operating income	29,645	15,957	86	117,036	76,385	53

Operating margin	9.0%	5.8%		9.3%	6.9%

Other income (note 3)	325	384	(15)	1,181	10,449	(89)

Interest expense	6,785	4,659	46	23,691	17,551	35
Other expenses	590	416	42	1,284	1,132	14

Income before income taxes and cumulative effect of a change in accounting principle	22,595	11,266	NM	93,242	68,151	37

Income taxes (note 2, 3 and 4)	4,091	1,179	NM	19,397	13,609	43

Income before cumulative effect of a change in accounting principle	18,504	10,087	83	73,845	54,542	35

Cumulative effect of a change in accounting principle, net of $190 of income taxes (note 5)	- -	(391)	NM	- -	(391)	NM

Net income	$18,504	$9,696	91	$73,845	$54,151	36

Common Dividends	$6,543	$5,275	24	$24,803	$19,879	25

Per common share: (note 6)
Net income per share - basic:
Income before change in accounting principle	$0.35	$0.21	67	$1.46	$1.16	26
Cumulative effect of change in accounting principle, net of tax	- -	(0.01)	NM	- -	(0.01)	NM

Net income	$0.35	$0.20	75	$1.46	$1.15	27

Net income per share - diluted:
Income before change in accounting principle	$0.34	$0.20	70	$1.39	$1.11	25
Cumulative effect of change in accounting principle, net of tax	- -	(0.01)	NM	- -	(0.01)	NM

Net income	$0.34	$0.19	79	$1.39	$1.10	26

Dividends	$0.125	$0.110	14	$0.485	$0.420	16

Average common shares outstanding:
Basic	52,230,649	47,800,602	9	50,702,992	47,197,650	7
Diluted	54,509,396	49,853,582	9	52,943,494	49,018,382	8

NM- not meaningful
Footnotes:
(1) Adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.
(2) Full year 2005 cost of sales includes a $1,814 ($1,141 after tax, or $0.02 diluted EPS) positive adjustment related to accounts payable.
(3) Full year 2005 other income includes the $8,892 gain ($4,030 after tax, or $0.08 diluted EPS) on the sale of the NASCO investment.
(4) Full year 2005 taxes include a $2,553 benefit ($0.05 diluted EPS) of which $1,473 ($0.03 diluted EPS) relates to prior years, relating to the granting of Pioneer tax status in Singapore.
(5) In the fourth quarter of 2005, the Company adopted FIN No. 47, "Accounting for Conditional Asset Retirement Obligations," resulting in a change of $391, net of taxes, or $0.01 per share.
(6) All per share amounts have been adjusted to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

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BARNES GROUP INC. OPERATIONS BY REPORTABLE BUSINESS SEGMENT (Dollars in thousands) Unaudited
	Three months ended December 31,			Twelve months ended December 31,
	2006	2005	% Change	2006	2005	% Change
Net Sales

Barnes Distribution	$141,586	$112,848	26	$526,901	$453,754	16

Associated Spring	110,888	101,120	10	445,947	422,403	6

Barnes Aerospace	78,839	64,183	23	296,887	235,420	26

Intersegment sales	(2,483)	(1,745)	(42)	(10,079)	(9,403)	(7)

Total net sales	$328,830	$276,406	19	$1,259,656	$1,102,174	14

Operating profit (note 1)

Barnes Distribution (note 2)	$4,531	$4,175	9	$31,530	$22,566	40

Associated Spring	12,997	4,480	NM	42,909	28,576	50

Barnes Aerospace	12,164	7,348	66	42,658	25,497	67

Total operating profit	29,692	16,003	86	117,097	76,639	53

Interest income	278	310	(10)	1,070	1,213	(12)

Interest expense	(6,785)	(4,659)	46	(23,691)	(17,551)	35

Other income (expense), net (note 3)	(590)	(388)	52	(1,234)	7,850	NM

Income before income taxes	$22,595	$11,266	NM	$93,242	$68,151	37

NM- not meaningful

Footnotes:
(1) Adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.
(2) Barnes Distribution full year 2005 operating profit includes a $1,814 positive adjustment to accounts payable.
(3) Full year 2005 other income includes the $8,892 gain on the April sale of the NASCO investment.

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BARNES GROUP INC. CONSOLIDATED BALANCE SHEETS (Dollars in thousands) Unaudited
Assets	December 31, 2006	December 31, 2005
Current assets		(note 1)

Cash and cash equivalents	$35,360	$28,112
Accounts receivable	190,775	155,595
Inventories	198,960	159,238
Deferred income taxes	24,923	24,563
Prepaid expenses	11,196	11,157

Total current assets	461,214	378,665

Deferred income taxes	23,544	22,478
Property, plant and equipment, net	209,645	157,056
Goodwill	358,600	235,299
Other intangible assets, net	236,561	163,849
Other assets	46,887	48,513

Total assets	$1,336,451	$1,005,860

Liabilities and Stockholders' Equity
Current liabilities
Notes payable	$5,600	$4,000
Accounts payable	141,345	120,158
Accrued liabilities	102,951	93,615
Long-term debt-current	45,164	40,084

Total current liabilities	295,060	257,857

Long-term debt	376,318	241,941
Accrued retirement benefits	114,757	88,036
Other liabilities	30,521	16,869

Stockholders' equity	519,795	401,157

Total liabilities and stockholders' equity	$1,336,451	$1,005,860

Footnote:
(1) Periods prior to 1/1/06 adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS 123R.

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BARNES GROUP INC. NON-GAAP FINANCIAL MEASURE RECONCILIATION (Dollars in thousands, except per share data) Unaudited
Following is a reconciliation of results excluding adjustments to the Company's reported results:

	Year ended December 31, 2005
	As reported	Adjustments	As adjusted
	(note 1)
Net sales
Barnes Distribution	$453,754		$453,754
Associated Spring	422,403		422,403
Barnes Aerospace	235,420		235,420
Intersegment sales	(9,403)		(9,403)

Total net sales	$1,102,174		$1,102,174

Operating profit
Barnes Distribution (note 2)	$22,566	$(1,814)	$20,752
	5.0%		4.6%
Associated Spring	28,576		28,576
	6.8%		6.8%
Barnes Aerospace	25,497		25,497
	10.8%		10.8%

Total operating profit	$76,639	$(1,814)	$74,825

Consolidated results:
Net sales	$1,102,174		$1,102,174

Cost of sales (note 2)	705,488	$1,814	707,302
Selling and administrative expenses	320,301		320,301
	1,025,789	1,814	1,027,603

Operating income	76,385	(1,814)	74,571
Operating margin	6.9%		6.8%

Other income (note 4)	10,449	(8,892)	1,557
Interest expense	17,551		17,551
Other expenses	1,132		1,132

Income before income taxes	68,151	(10,706)	57,445

Income taxes (notes 2, 3 and 4)	13,609	(4,062)	9,547

Income before cumulative effect of a change in accounting principle	54,542	(6,644)	47,898

Cumulative effect of a change in accounting principle, net of income taxes of $190 (note 5)	(391)	391	-

Net income	$54,151	$(6,253)	$47,898

Net income per common share - diluted	$1.10	$(0.12)	$0.98

Footnotes:
(1) Periods prior to January 1, 2006 have been adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been adjusted to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain financial measurements, excluding certain discrete items. These discrete items include:

(2) As part of management's ongoing internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.02 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

(3) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of which $1,473, or $0.03 per diluted share, related to periods prior to January 1, 2005.

(4) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

(5) In the fourth quarter of 2005, the Company adopted FIN No. 47, "Accounting for Conditional Asset Retirement Obligations," resulting in a charge of $391, net of taxes, or $0.01 per diluted share.

These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results, excluding these items, is useful to investors when comparing year-over-year results of operations. Management does not intend results excluding these adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.

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BARNES GROUP INC. NON-GAAP FINANCIAL MEASURE RECONCILIATION (Dollars in thousands, except per share data) Unaudited

Following is a reconciliation of results excluding certain adjustments to the Company's reported results:
	Three months ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Full year 2005

Net income per common share - diluted, as reported (note 1)	$0.24	$0.36	$0.31	$0.19	$1.10

Cumulative effect of change in accounting principle (note 2)	-	-	-	0.01	0.01
Accounts payable adjustment (note 3)	-	-	(0.02)	-	(0.02)
Singapore tax benefit - prior year (note 4)	-	-	(0.03)	-	(0.03)
Singapore tax benefit - reclassification (note 4)	0.01	0.01	(0.02)	-	-
Gain on sale of NASCO (note 5)	-	(0.08)	-	-	(0.08)
Net income per common share - diluted, excluding cumulative effect of change in accounting principle and adjustments	$0.25	$0.29	$0.24	$0.20	$0.98

Footnotes:
(1) Periods prior to January 1, 2006 have been adjusted to reflect the change in accounting for stock-based compensation in accordance with SFAS No. 123R. All per-share amounts have been adjusted to reflect the effect of the 2-for-1 stock split in the second quarter of 2006.

The Company has presented certain per share financial measurements, excluding the cumulative effect of a change in accounting principle, a positive adjustment related to accounts payable, certain retroactive tax benefits and the gain on the sale of NASCO as follows:

(2) In the fourth quarter of 2005, the Company adopted FIN No. 47, "Accounting for Conditional Asset Retirement Obligations," resulting in a charge of $391, or $0.01 per diluted share, net of taxes.

(3) As part of management's ongoing internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141, or $0.02 per diluted share. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

(4) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of $2,553 of which $1,473, or $0.03 per diluted share, related to periods prior to January 1, 2005 and $1,080, or $0.02 per diluted share, related to the first half of 2005 ($0.01 in each of the first and second quarters of 2005).

(5) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030, or $0.08 per diluted share.

These adjustments represent discrete items and an out-of-period adjustment. Management believes that providing results excluding these items is useful to investors when comparing year-over-year results of operations. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.